LOAN AGREEMENT

Nov 30, 2006

This Convertible Loan Agreement (this "Agreement") is made and entered into as of Nov 30, 2006 among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New Jersey corporation, at 3163 Kennedy Blvd Jersey City, NJ 07306 and Nancy Stetson, an individual (s) Lender (hereafter "L located at 3163 3rd St, Boulder, CO 80304, with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described all on the terms and conditions set forth below.

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the rece adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **The Convertible Loan.** Upon satisfaction of the conditions set forth herein, and at the tir upon the terms indicated, Lender shall make a Convertible Loan to Borrower (the "Loan"). Th and any interest due (pro rata) Lender, is convertible at the option of the Lender at any time the Term of the Loan. Upon conversion of the Loan, Lender will receive the appropriate nu restricted common shares. Borrower shall file all necessary paperwork to make such unrestricted and free-trading common shares.

2. **Terms.** The Loan shall be in the aggregate total amount of $50,000 (fifty thousand) dollars a be advanced to Borrower in a single increment: $50,000 (fifty thousand) Dollars within business days of the signing of this Agreement. The Loan shall bear interest of 10% (ten perc annum, shall have a Term of 24 (twenty four) months and be fully due and payable on 11/30 2008. The Loan shall be convertible into common shares at the price of $0.85 (eighty five cer

Commencing 11/30/08, 2008, if the Lender does not convert the Loan, Borrower shall make on payment to Lender of principal in respect of the Loan in the amount of $50,000 (fifty thousand) Doll accrued interest.

The parties have executed this Agreement as of the date set forth above.

LENDER:

Nancy Stetson (signature)
Nancy Stetson

Date Nov 30 2

BORROWER:

Fresh Harvest Products, Inc.
By:

(signature)
Michael Jordan Friedman
Its: Chairman & Chief Executive Officer

Date 11/30/06